UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2003

CHARTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-33071 (Commission File Number)	58-2659667 (IRS Employer Identification No.)

600 Third Avenue, West Point, Georgia 31833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (706) 645-1391

Not Applicable

(Former name or former address, if changed since last report)

Item 1-6.	Not applicable.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press release issued by Charter Financial Corporation (the “Company”) on July 28, 2003, furnished in accordance with Item 12 of this Current Report on Form 8-K.

Item 8.	Not applicable.

Item 9.	Regulation FD

The following information is furnished under this Item 9 in satisfaction of Item 12, “Disclosure of Results of Operations and Financial Condition.”

On July 28, 2003, the Company announced its earnings for the second quarter of the 2003 fiscal year. A copy of the press release dated July 28, 2003, describing third quarter earnings is attached as Exhibit 99.1.

Item 10-11.	Not applicable.

Item 12.	Results of Operations and Financial Condition

See Item 9 per SEC Release 33-8216, March 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION

By:	/s/ Robert L. Johnson

Name:	Robert L. Johnson
Title:	President and Chief Executive Officer

Date: July 28, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 28, 2003.